CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Document Security Systems, Inc. (the "Company") on Form S-8 of our reports dated the following;

March 28, 2007 on our audit of the consolidated financial statements of the Company for the year ended December 31, 2006 appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

March 17, 2008 on our audit of the consolidated financial statements and internal control over financial reporting of the Company for the year ended December 31, 2007 appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Our report dated March 17, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expressed an opinion that Document Security Systems had not maintained effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

March 31, 2009 on our audit of the consolidated financial statements of the Company for the year ended December 31, 2008 appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

March 24, 2010 on our audit of the consolidated financial statements of the Company for the year ended December 31, 2009 appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

March 31, 2011 on our audit of the consolidated financial statements of the Company for the year ended December 31, 2010 appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2010 filed with the Securities and Exchange Commission, and as amended March 31, 2011 except for the effects of the restatement described in Note 17 to the consolidated financial statements, as to which the date is November 14, 2011 on our audit of the consolidated financial statements of the Company for the year ended December 31, 2010 appearing in the Amended Annual Report on Form 10-K/A Amendment No. 1 of Document Security Systems, Inc. for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

March 19, 2012 on our audit of the consolidated financial statements of the Company for the year ended December 31, 2011 appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ Freed Maxick CPAs, P.C.

(Formerly known as Freed Maxick & Battaglia, CPAs, PC)

Buffalo, New York
June 29, 2012